                                                                  EXECUTION COPY

                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                           JAMES RIVER CAPITAL TRUST I

                            Dated as of May 26, 2004

                                Table of Contents

                                                                                           Page
                                                                                           ----
                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1   Definitions and Interpretation.................................................1

                                   ARTICLE II
                       LIST OF HOLDERS; EVENTS OF DEFAULT

                                   ARTICLE III
            POWERS, DUTIES AND RIGHTS OF PREFERRED GUARANTEE TRUSTEE

                                   ARTICLE IV
                           PREFERRED GUARANTEE TRUSTEE

SECTION 4.1   Preferred Guarantee Trustee; Eligibility.......................................9
SECTION 4.2   Appointment, Removal and Resignation of Preferred Guarantee Trustee...........10

                                    ARTICLE V
                                    GUARANTEE

                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1   Limitation of Transactions....................................................13
SECTION 6.2   Ranking.......................................................................14

                                        i

                                   ARTICLE VII
                                   TERMINATION

SECTION 7.1   Termination...................................................................14

                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 8.1   Exculpation...................................................................14
SECTION 8.2   Indemnification...............................................................15

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.7   Genders .............................................ERROR! BOOKMARK NOT DEFINED.
SECTION 9.8   Counterparts..................................................................17

                                       ii

                    PREFERRED SECURITIES GUARANTEE AGREEMENT

     This GUARANTEE AGREEMENT (the "Preferred Securities Guarantee"), dated as of May 26, 2004, is executed and delivered by James River Group, Inc., a
Delaware corporation (together with its successors, the "Guarantor"), and
Wilmington Trust Company, a Delaware banking corporation, as trustee (the
"Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) of James River Capital Trust I, a Delaware statutory trust (the
"Issuer").

     WHEREAS, pursuant to an Amended and Restated Declaration of Trust (as may
be from time to time amended, the "Declaration"), dated as of May 26, 2004, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the Closing Date Seven Thousand (7,000)
preferred securities, having an aggregate liquidation amount of $7,000,000 designated as the ICONS Preferred Securities (the "Preferred Securities"); and

     WHEREAS, as an incentive for the Holders (as defined herein) to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the
Holders.

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

     SECTION 1.1 Definitions and Interpretation

     In this Preferred Securities Guarantee, unless the context otherwise requires:

     (a) capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

     (b) any capitalized term not defined herein shall have the respective meaning assigned to it in the Declaration in effect as of the date hereof;

     (c) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

     (d) all references to "the Preferred Securities Guarantee" or "this
Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

     (e) all references in this Preferred Securities Guarantee to Articles and
Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified; and

     (f) a reference to the singular includes the plural and vice versa.

     "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote, 10% or more of the outstanding Voting Securities (as defined in the Indenture) or other ownership interests of the specified Person, (b) any Person 10% or more of whose outstanding Voting Securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person,
(c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, (d) a partnership in which the specified Person is a general partner, (e) any officer or director of the specified Person, and (f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner.

     "Authorized Officer" of a Person means any executive officer, president, vice-president, assistant vice-president, treasurer, assistant treasurer, secretary, assistant secretary or other officer of such Person generally authorized to bind such Person.

     "Business Day" means any day other than Saturday, Sunday or any other day on which commercial banking institutions in The City of New York or Wilmington,
Delaware are permitted or required by any applicable law, regulation or executive order to close.

     "Closing Date" means the Closing Date as defined in the Purchase Agreement.

     "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

     "Corporate Trust Office" means the office of the Preferred Guarantee
Trustee at which the corporate trust business of the Preferred Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at Rodney Square North, 1100
North Market Street, Wilmington, Delaware 19890-0001.

     "Covered Person" means any Holder or beneficial owner of Preferred
Securities.

     "Debentures" means the ICONSSM Floating Rate Junior Subordinated Debentures
due 2034 issued by the Guarantor to the Issuer.

     "Declaration" has the meaning set forth in the preamble.

     "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued unpaid Distributions (as defined in the
Declaration) that are required to be paid on such Preferred Securities, to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption and applicable premium, if any (the "Redemption Price"), to the extent the
Issuer has funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer, and (iii) upon dissolution of the Issuer
(other than in connection with the distribution of Debentures to the

                                        2

Holders or the redemption of all of the Preferred Securities as provided in the
Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b)
the amount of assets of the Issuer remaining available for distribution to
Holders in liquidation of the Issuer (in either case, the "Liquidation
Distribution").

     "Holder" means any holder, as registered on the books and records of the
Issuer, of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor, but only to the extent that the Issuer has actual knowledge of such ownership.

     "Indemnified Person" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Guarantee Trustee.

     "Indenture" means the Indenture dated as of May 26, 2004, between the
Guarantor and Wilmington Trust Company, as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued by the
Guarantor to the Issuer.

     "List of Holders" has the meaning set forth in Section 2.1.

     "Majority in Liquidation Amount of Securities" means, except as provided in the terms of the Preferred Securities set forth in Annex I to the Declaration or by the Trust Indenture Act, Holder(s) of outstanding Preferred Securities voting together as a single class, excluding the Trust, the Guarantor and any Affiliate of the Trust or the Guarantor, who are the record owners of more than 50% of the aggregate liquidation amount (including the liquidation amount that would be paid on redemption, liquidation or otherwise plus accumulated and unpaid
Distributions to the date upon which the voting percentages are determined) of all outstanding Preferred Securities.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include:

     (a) a statement that each Authorized Officer signing the Officers'
Certificate has read the covenant or condition and the definition relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each Authorized Officer in rendering the Officers'
Certificate;

     (c) a statement that each such Authorized Officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such
Authorized Officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                                        3

     (d) a statement as to whether, in the opinion of each such Authorized
Officer, such condition or covenant has been complied with.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Preferred Guarantee Trustee" means the Person identified as "Preferred
Guarantee Trustee" in the first paragraph hereof, and shall include its successors and assigns as Preferred Guarantee Trustee hereunder.

     "Preferred Securities Guarantee" has the meaning set forth in the first paragraph hereof.

     "Purchase Agreement" means the Placement and Purchase Agreement dated as of
May 24, 2004 among the Trust, the Sponsor, Morgan Stanley & Co. Incorporated,
Cochran Caronia Securities LLC and ICONS, Ltd.

     "Resignation Request" has the meaning set forth in Section 4.2(c).

     "Responsible Officer" means, with respect to the Preferred Guarantee
Trustee, any officer within the Corporate Trust Office of the Preferred
Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any financial services officer or other officer or agent of the Corporate Trust Office of the Preferred
Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers or agents and also means, with respect to a particular corporate trust matter, any other officer or agent to whom such matter is referred because of that officer's or agent's knowledge of and familiarity with the particular subject.

     "Successor Preferred Guarantee Trustee" means a successor Preferred
Guarantee Trustee possessing the qualifications to act as Preferred Guarantee
Trustee under Section 4.1.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE II
                       LIST OF HOLDERS; EVENTS OF DEFAULT

     SECTION 2.1 Lists of Holders of Securities

     The Guarantor shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders (a "List of Holders") as of such date, (i)
within ten Business Days after January 1 and June 30 of each year and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders. Such list shall be as of a date no more than 14 days before such List of Holders is given to the Preferred Guarantee Trustee. The
Guarantor shall not be obligated to provide such List of Holders if at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantor. The

                                        4

Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     SECTION 2.2 Events of Default; Waiver

     (a) The Holders of a Majority in Liquidation Amount of Preferred Securities
may, by vote, on behalf of all of the Holders waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     (b) Notwithstanding the provisions of subsection (a) of this Section 2.2, the right of any Holder of Preferred Securities to receive payment of the
Guarantee Payments in accordance with this Preferred Securities Guarantee, or to institute suit for the enforcement of any such payment, shall not be impaired without the consent of each such Holder.

     SECTION 2.3 Event of Default; Notice

     (a) The Preferred Guarantee Trustee shall, within 30 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default actually known to a
Responsible Officer of the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Preferred
Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

     (b) The Preferred Guarantee Trustee shall not be deemed to have actual knowledge of any Event of Default unless the Preferred Guarantee Trustee shall have received written notice, or of which a Responsible Officer charged with the administration of this Preferred Securities Guarantee shall have obtained actual knowledge.

                                   ARTICLE III
                     POWERS, DUTIES AND RIGHTS OF PREFERRED
                                GUARANTEE TRUSTEE

     SECTION 3.1 Powers and Duties of the Preferred Guarantee Trustee

     (a) This Preferred Securities Guarantee shall be held by the Preferred
Guarantee Trustee in trust for the benefit of the Holders, and the Preferred
Guarantee Trustee shall not transfer its right, title and interest in this
Preferred Securities Guarantee to any Person except a Holder exercising such
Holder's rights pursuant to Section 5.4(d) or to a Successor Preferred Guarantee
Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any
Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee
Trustee.

                                        5

     (b) If an Event of Default actually known to a Responsible Officer has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this
Preferred Securities Guarantee for the benefit of the Holders.

     (c) This Preferred Securities Guarantee and all moneys received by the
Preferred Guarantee Trustee hereunder in respect of the Guarantee Payments will not be subject to any right, charge, security interest, lien or claim of any kind in favor of, or for the benefit of, the Preferred Guarantee Trustee or its agents or their creditors.

     (d) The Preferred Guarantee Trustee, before the occurrence of any Event of
Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.2) and is actually known to a Responsible Officer of the
Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person's affairs.

     (e) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Preferred Guarantee Trustee shall be determined solely by the express provisions of this Preferred
          Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred
          Securities Guarantee against the Preferred Guarantee Trustee; and

               (B) in the absence of bad faith on the part of the Preferred
          Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee
          Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee;

                                        6

          (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in
     Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the
     Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities
     Guarantee; and

          (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the
     Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against such risk or liability is not reasonably assured to it.

     SECTION 3.2 Certain Rights of Preferred Guarantee Trustee

     (a) Subject to the provisions of Section 3.1:

          (i) The Preferred Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it in good faith to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any direction or act of the Guarantor contemplated by this
     Preferred Securities Guarantee shall be sufficiently evidenced by an
     Officers' Certificate.

          (iii) Whenever, in the administration of this Preferred Securities
     Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

          (iv) The Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

          (v) The Preferred Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and

                                        7

     complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred
     Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction.

          (vi) The Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred
     Securities Guarantee at the request or direction of any Holder, unless such
     Holder shall have provided to the Preferred Guarantee Trustee such security and indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Preferred Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall relieve the Preferred Guarantee
     Trustee, upon the occurrence of an Event of Default which has not been cured or waived, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee and to use the same degree of care and skill in this exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's affairs.

          (vii) The Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee
     Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (viii) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents, nominees, custodians or attorneys, and the Preferred
     Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (ix) Any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Preferred
     Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its
     compliance with any of the terms and provisions of this Preferred
     Securities Guarantee, both of which shall be conclusively evidenced by the
     Preferred Guarantee Trustee's or its agent's taking such action.

          (x) Whenever in the administration of this Preferred Securities
     Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (i) may request instructions from the Holders of a Majority in

                                        8

     Liquidation Amount of the Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

     (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the
Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

     SECTION 3.3 Not Responsible for Recitals or Issuance of Preferred
Securities Guarantee

     The recitals contained in this Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee
does not assume any responsibility for their correctness. The Preferred
Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.

                                   ARTICLE IV
                           PREFERRED GUARANTEE TRUSTEE

     SECTION 4.1 Preferred Guarantee Trustee; Eligibility

     (a) There shall at all times be a Preferred Guarantee Trustee which shall:

          (i) not be an Affiliate of the Guarantor; and

          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or territory thereof or of the
     District of Columbia, or a corporation or other Person permitted by the
     Securities and Exchange Commission to act as a trustee under the Trust
     Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible in accordance with Section 4.1(a), the Preferred Guarantee Trustee shall resign immediately in the manner and with the effect specified in Section
4.2(c).

     (c) If the Preferred Guarantee Trustee has or shall acquire any
"conflicting interest" within the meaning of Section 310(b) of the Trust
Indenture Act, the Preferred Guarantee Trustee

                                        9

and Guarantor shall either eliminate such interest or resign in the manner and with the effect set forth in Section 4.2(c).

     SECTION 4.2 Appointment, Removal and Resignation of Preferred Guarantee
Trustee

     (a) Subject to Section 4.2(b), the Preferred Guarantee Trustee may be
appointed or removed without cause at any time by the Guarantor.

     (b) The Preferred Guarantee Trustee shall not be removed in accordance with
Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such
Successor Preferred Guarantee Trustee and delivered to the Guarantor and to the
Preferred Guarantee Trustee being removed.

     (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument (a
"Resignation Request") in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that no such resignation of the Preferred Guarantee Trustee shall be effective until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor
Preferred Guarantee Trustee and delivered to the Guarantor and the resigning
Preferred Guarantee Trustee.

     (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of a notice of removal or of a Resignation Request, the Preferred
Guarantee Trustee resigning or being removed may petition at the expense of the
Company any court of competent jurisdiction for appointment of a Successor
Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee
Trustee.

     (e) No Preferred Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Guarantee Trustee.

     (f) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Preferred Guarantee Trustee pursuant to this Section 4.2, the
Guarantor shall pay to the Preferred Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.

                                    ARTICLE V
                                    GUARANTEE

     SECTION 5.1 Guarantee

     The Guarantor irrevocably and unconditionally agrees to pay in full to the
Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and

                                       10

when due, regardless of any defense, right of set-off or counterclaim that the
Issuer may have or assert. The Guarantor's obligation to make a Guarantee
Payment may be satisfied by direct payment of the required amounts by the
Guarantor to the Holders or by causing the Issuer to pay such amounts to the
Holders.

     SECTION 5.2 Waiver of Notice and Demand

     The Guarantor hereby waives notice of acceptance of this Preferred
Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 5.3 Obligations Not Affected

     The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

     (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any
other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

     (c) any failure, omission, delay or lack of diligence on the part of the
Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the
Issuer;

     (e) any invalidity of, or defect or deficiency in, the Preferred
Securities;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the

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obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

     SECTION 5.4 Enforcement of Guarantee; Rights of Holders

     The Guarantor and the Preferred Guarantee Trustee expressly acknowledge that:

     (a) this Preferred Securities Guarantee will be deposited with the
Preferred Guarantee Trustee to be held for the benefit of the Holders;

     (b) the Preferred Guarantee Trustee has the right to enforce this Preferred
Securities Guarantee on behalf of the Holders;

     (c) the Holders of a Majority in Liquidation Amount of the Preferred
Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities
Guarantee; and

     (d) any Holder may institute a legal proceeding directly against the
Guarantor to enforce the Preferred Guarantee Trustee's rights and the obligations of the Guarantor under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Preferred Guarantee
Trustee or any other person or entity, and the Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

     SECTION 5.5 Guarantee of Payment

     This Preferred Securities Guarantee creates a guarantee of payment and not of collection. This Preferred Securities Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts therefor paid by the Issuer).

     SECTION 5.6 Subrogation

     The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the
Guarantor under this Preferred Securities Guarantee; provided, however, that the
Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred
Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

                                       12

     SECTION 5.7 Independent Obligations

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make
Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a)
through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

     SECTION 6.1 Limitation of Transactions

     So long as any Preferred Securities remain outstanding, if (a) there shall have occurred an Event of Default, (b) there shall have occurred a default or an event of default under the Indenture or (c) the Guarantor has given notice of its election to defer payments of interest on the Debentures and the period of such deferral is continuing, then the Guarantor shall not (i) declare or pay any dividend on, make any distribution or other payment with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A) repurchases, redemptions or other acquisitions of shares of the Guarantor's capital stock in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plans, (B) as a result of an exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock,(C)
the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any shareholders' rights plan or the redemption or repurchase of rights pursuant thereto or (E) any dividend or distribution in the form of capital stock or rights to acquire capital stock where the rights of the capital stock being issued, or issuable pursuant to such rights, rank pari passu or junior to the capital stock as to which such dividend or distribution is paid),
(ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor that rank pari passu with or junior to the Debentures or (iii) make any guarantee payments with respect to the foregoing (other than pursuant to this Preferred Securities
Guarantee).

     In addition, so long as any Preferred Securities remain outstanding, the
Guarantor (i) will remain the sole direct or indirect owner of all of the outstanding Common Securities; provided that any permitted successor of the
Guarantor under the Indenture may succeed to the Guarantor's ownership of the
Common Securities, (ii) will not take any action which would cause the Issuer to cease to be treated as a grantor trust for United States federal income tax purposes and (iii) will cause the Issuer to remain a statutory business trust, except in connection with a distribution of Debentures to the Holders in liquidation of the Issuer, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as provided in the
Declaration.

                                       13

     SECTION 6.2 Ranking

     This Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor and (iii) senior to the
Guarantor's Common Stock and any preferred or preference stock that is not the
Guarantor's most senior preferred or preference stock.

                                   ARTICLE VII
                                   TERMINATION

     SECTION 7.1 Termination

     This Preferred Securities Guarantee shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Preferred
Securities to all of the Holders, (ii) the distribution of the Debentures to all of the Holders or (iii) full payment of the amounts payable in accordance with the Declaration upon dissolution of the Issuer. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Preferred Securities or under this Preferred
Securities Guarantee.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     SECTION 8.1 Exculpation

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such
Indemnified Person in good faith in accordance with this Preferred Securities
Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this
Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such
Indemnified Person's negligence, bad faith or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in conclusively relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other
Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

                                       14

     SECTION 8.2 Indemnification

     To the fullest extent permitted by applicable law, the Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability, damage, claim or expense incurred by such
Indemnified Person by reason of any act or omission performed or omitted by such
Indemnified Person without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim (regardless of who asserted such claim) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the resignation or removal of the Preferred Guarantee Trustee and the termination of this Preferred
Securities Guarantee.

                                   ARTICLE IX
                                  MISCELLANEOUS

     SECTION 9.1 Successors and Assigns

     All guarantees and agreements contained in this Preferred Securities
Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with any merger or consolidation of the Guarantor with or into another entity or any sale, transfer or lease of the Guarantor's assets to another entity, each as permitted by the Indenture, the Guarantor may not assign its rights or delegate its obligations under this Preferred Securities Guarantee without the prior approval of the Holders of at least a Majority in Liquidation Amount of the
Preferred Securities then outstanding.

     SECTION 9.2 Amendments

     Except with respect to any changes that do not adversely affect in any material way the rights of Holders (in which case no consent of Holders will be required), this Preferred Securities Guarantee may only be amended with the prior approval of the Holders of a Majority in Liquidation Amount of the
Preferred Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders apply to the giving of such approval.

     SECTION 9.3 Notices

     All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

     (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee
Trustee's mailing address set forth below (or such other address as the
Preferred Guarantee Trustee may give notice of to the Holders):

                                       15

                    Wilmington Trust Company
                    Rodney Square North
                    1100 North Market Street
                    Wilmington, DE 19890-0001
                    Attention: Corporate Trust Administration
                    Telecopy: 302/636-4148
                    Telephone: 302/651-1000 or 302/636-6000

     (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the
Holders):

                    James River Group, Inc.
                    1414 Raleigh Road, Suite 415
                    Chapel Hill, NC 27517
                    Attention: Michael Oakes

     (c) If given to any Holder, at the address set forth on the books and records of the Issuer.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 9.4 Benefit

     This Preferred Securities Guarantee is solely for the benefit of the
Holders and, subject to Section 3.1(a), is not separately transferable from the
Preferred Securities.

     SECTION 9.5 Governing Law

     THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS
OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL
OBLIGATIONS LAW).

     SECTION 9.6 Submission to Jurisdiction

     Each party hereto irrevocably and unconditionally submits to the nonexclusive jurisdiction of the courts of the State of New York and the federal courts of the United States located in the Borough of Manhattan, The City of New
York (and any courts having jurisdiction over appeals therefrom) in respect of any action, suit or proceeding arising out of this Guarantee or any of the transactions contemplated hereby and waives to the extent permitted by law any objection to venue in respect thereof (based on inconvenient forum or otherwise). Unless a party maintains a registered agent in the State of New
York, each such party agrees that process in any such suit may be served by mailing the relevant process, by registered or certified mail, return receipt requested, to the address of such party then specified pursuant to Section 9.3.

                                       16

     SECTION 9.7 Counterparts

     This Preferred Securities Guarantee may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                                       17

     THIS PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

JAMES RIVER GROUP, INC.,
as Guarantor

By: /s/ Michael Oakes
    --------------------------
    Name:
    Title:

WILMINGTON TRUST COMPANY,
as Preferred Guarantee Trustee

By: /s/ illegible
    --------------------------
    Name:
    Title:

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